EXHIBIT 3(i)
                          CERTIFICATE OF INCORPORATION

                                       OF

                         NORTHPORT EQUITY TRADING, INC.

Filed by:                                  Jospeh & Terracciano, Esqs.
                                           485 Underhill Boulevard
                                           Suite 302
                                           Syosset, New York 11791


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                          CERTIFICATE OF INCORPORATION

                         NORTHPORT EQUITY TRADING, INC.

FIRST: The name of the corporation is NORTHPORT EQUITY TRADING, INC.

SECOND: Its Registered Office is to be located at 15 East North Street, Dover,
        Delaware 19901 in the county of Kent. The Registered Agent in charge thereof is W/K Incorporating Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is Two Thousand, Five Hundred (2,500), common shares all of which shall be without par value.

FIFTH:  The name and mailing address of the incorporator is as follows:

                          Lawrence A. Kirsch
                          90 State Street
                          Albany, New York 12207

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein are true, and I have accordingly hereunto set my hand this 10th day of July, 1998

                                                     /s/ Lawrence A. Kirsch
                                                     --------------------------
                                                     Incorporator

                                                     LAWRENCE A. KIRSCH
                                                     90 State Street
                                                     Albany, New York